Exhibit 7(d)(i)
Amendment Number 1
Effective May 20, 2019
to the
Coinsurance and Modified Coinsurance Reinsurance Agreement
between
Lincoln Life & Annuity Company of New York
(the “Ceding Company”) and
The Lincoln National Life Insurance Company of Fort Wayne, Indiana
(“the Reinsurer”)

RECITALS

1.	The Ceding Company and the Reinsurer entered into a Coinsurance and Modified Coinsurance Reinsurance Agreement as of January 1, 2018 (“the Agreement”).

2.
Article 13.09 of this Agreement permits amendments as long as they are made in writing, signed by duly authorized officers of both parties, and approved by the New York Department of Financial Services.

3.	The Ceding Company and the Reinsurer wish to make such an amendment to reflect products currently covered under the Agreement.

4.
The Ceding Company and the Reinsurer also wish to amend the Agreement to provide for inclusion of Policies issued in the past where a rider that should be included in the Agreement is added to the Policy after the issue date of the Policy.

AGREEMENT

NOWTHEREFORE, in consideration of these promises and the mutual covenants contained herein, the Ceding Company and the Reinsurer agree to amend the Agreement as follows:

1.	The Ceding Company and the Reinsurer agree that Schedule A of the Agreement shall be replaced in its entirety with Schedule A attached hereto.

2.	The Ceding Company and the Reinsurer agree that Section 4.01 (a) of Article IV of the Agreement shall be replaced in its entirety with a new Section 4.01 (a) attached hereto as Exhibit A.

3.	All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

LINCOLN LIFE & ANNUITY THE LINCOLN NATIONAL
COMPANY OF NEW YORK INSURANCE COMPANY
By: /s/ Kris Kattman By: /s/ William A. Panyard
Name: Kris Kattman Name: William A. Panyard
Title: VP Title: Assistant Vice President
Date: 7/16/19 Date: 7/16/2019

EXHIBIT A

Section 4.01 (a) Reinsurance Premiums

Reinsurance Premiums. To place new contracts for reinsurance hereunder, or to continue the reinsurance of contracts already reinsured hereunder, the Ceding Company shall pay the Reinsurer a Reinsurance Premium, for each and every Accounting Period for the duration of this Agreement, on all contracts in force or to become in force during such Accounting Period under this Agreement, in an amount equal to the Quota Share of deposits actually collected by the Ceding Company, for such then current Accounting Period, on the Reinsured Contracts reinsured hereunder. The Reinsurance Premiums will also include the Reinsurer’s Quota Share of any mortality and expense or product charges, rider charges, fee sharing revenue, and administration charges as shown in Schedule C. For contracts which are added to this agreement as a result of riders added after the date of issue, the initial Reinsurance Premium will be equal to the Quota Share of the Ceding Company’s Statutory Reserve at the end of the month in which the covered Rider is added to the contract.

SCHEDULE A - REINSURED CONTRACTS

Effective May 20, 2019

All variable annuity contracts issued by the Ceding Company on or after the Effective Date on the contract forms listed below that include either a guaranteed minimum death benefit or guaranteed living benefit or includes one or more of the riders listed below, or any variable annuity contracts issued by the Ceding Company prior to the Effective Date on the contract forms listed below that adds one or more of the guaranteed living benefit riders listed below on or after May 20, 2019 are subject to reinsurance under the terms of this Agreement.

Marketing Name	Contract and Rider Form	Description	Ceding Company's Quota Share Percentage	Reinsurer's Quota Share Percentage
American Legacy III® (NY)	30070BNYL3 5/03	Base Contract	10%	90%
American Legacy III® (NY)	30070-Legacy III B-Share 9/06	Base Contract	10%	90%
American Legacy III® (NY)	NY28618-A	Base Contract	10%	90%
American Legacy III ® C-Share (NY)	30070BNYC 5/03	Base Contract	10%	90%
American Legacy III ® C-Share (NY)	30070-Legacy III C-Share 9/06	Base Contract	10%	90%
American Legacy III ® C-Share (NY)	30294-NY	Base Contract	10%	90%
American Legacy III® Shareholder’s Advantage (NY)	30070ANY 5/03	Base Contract	10%	90%
American Legacy® Shareholder’s Advantage – Fee Based (NY)	30070ANY 5/03	Base Contract	10%	90%
American Legacy III ® View (NY)	30070BNYL 5/03	Base Contract	10%	90%
American Legacy III ® View (NY)	30070-Legacy III L-Share 9/06	Base Contract	10%	90%
American Legacy III ® View (NY)	30070BNYFA1	Base Contract	10%	90%
American Legacy Advisory® (NY)	30070ANY 5/03	Base Contract	10%	90%
American Legacy® Design 1 (NY)	30070-AL Des 1 NY12/06	Base Contract	10%	90%
American Legacy® Design 2 (NY)	30070-AL Des 2 NY12/06	Base Contract	10%	90%
American Legacy® Design 3 (NY)	30070-AL Des 3 NY12/06	Base Contract	10%	90%
American Legacy® Fusion (NY)	30070-B-NY (2-12)	Base Contract	10%	90%
American Legacy® Shareholder's Advantage (NY)	30070ANYFA1	Base Contract	10%	90%
American Legacy® Shareholder's Advantage (NY)	29530	Base Contract	10%	90%
American Legacy® Shareholder's Advantage Fee-Based (NY)	29295	Base Contract	10%	90%
American Legacy® Signature 1 (NY)	30070BNYL3 5/03	Base Contract	10%	90%
American Legacy® Signature 2 (NY)	30070BNYL3 5/03	Base Contract	10%	90%
American Legacy® Series L-Share (NY)	30070-BNYL 5/03	Base Contract	10%	90%
American Legacy® Series B-Share (NY)	30070-BNYL3 5/03	Base Contract	10%	90%
American Legacy® Series C-Share (NY)	30070-BNYC 5/03	Base Contract	10%	90%

Lincoln ChoicePlusSM	AN426NY	Base Contract	10%	90%
Lincoln ChoicePlus IISM (NY)	30070BNY 5/03	Base Contract	10%	90%
Lincoln ChoicePlus IISM Access (NY)	30070BNYC 5/03	Base Contract	10%	90%
Lincoln ChoicePlus IISM Advance (NY)	30070BNYL 5/03	Base Contract	10%	90%
Lincoln ChoicePlus IISM (NY)	30070BNYMVA3	Base Contract	10%	90%
Lincoln ChoicePlus IISM Access (NY)	30070BNYMVA3	Base Contract	10%	90%
Lincoln ChoicePlus IISM Advance (NY)	30070BNYMVA3	Base Contract	10%	90%
Lincoln ChoicePlusSM Access	30296-NY	Base Contract	10%	90%
Lincoln ChoicePlus Assurance℠ A-Share (NY)	30070ANY 5/03	Base Contract	10%	90%
Lincoln ChoicePlus Assurance℠ A-Share (NY)	CDNYCPA3A 1/07	Base Contract	10%	90%
Lincoln ChoicePlus Assurance℠ A-Share – Fee Based (NY)	30070ANY 5/03	Base Contract	10%	90%
Lincoln ChoicePlus Assurance℠ A-Share – Fee Based (NY)	CDNYCPA3A FEE 1/07	Base Contract	10%	90%
Lincoln ChoicePlus AssuranceSM B-Share (NY)	30070BNYA 5/03	Base Contract	10%	90%
Lincoln ChoicePlus AssuranceSM C-Share (NY)	30070BNYC 5/03	Base Contract	10%	90%
Lincoln ChoicePlus AssuranceSM L-Share (NY)	30070BNYL 5/03	Base Contract	10%	90%
Lincoln ChoicePlus℠ Advisory (NY)	30070ANY 5/03	Base Contract	10%	90%
Lincoln ChoicePlus℠ Design 1 (NY)	30070-CP Des 1 NY12/06	Base Contract	10%	90%
Lincoln ChoicePlus℠ Design 2 (NY)	30070-CP Des 2 NY12/06	Base Contract	10%	90%
Lincoln ChoicePlus℠ Design 3 (NY)	30070-CP Des 3 NY12/06	Base Contract	10%	90%
Lincoln ChoicePlus℠ Fusion (NY)	30070-B-NY (2-12)	Base Contract	10%	90%
Lincoln ChoicePlus℠ Signature 1 (NY)	30070BNYL3 5/03	Base Contract	10%	90%
Lincoln ChoicePlus℠ Signature 2 (NY)	30070BNYL3 5/03	Base Contract	10%	90%
Lincoln ChoicePlus Assurance℠ Series L-Share (NY)	30070-BNYL 5/03	Base Contract	10%	90%
Lincoln ChoicePlus Assurance℠ Series B-Share (NY)	30070BNYA 5/03	Base Contract	10%	90%
Lincoln ChoicePlus Assurance℠ Series C-Share (NY)	30070-BNYC 5/03	Base Contract	10%	90%
Lincoln ChoicePlus Assurance℠ Prime (NY)	30070BNYA 5/03	Base Contract	10%	90%

Lincoln Investor Advantage® B-Share (NY)	30070-B-NY (5-14)	Base Contract	10%	90%
Lincoln Investor Advantage® C-Share (NY)	30070-B-NYC (5-14)	Base Contract	10%	90%
Lincoln Investor Advantage® Advisory (NY)	30070-A-NY (5-14)	Base Contract	10%	90%
Lincoln Investor Advantage® Fee Based (NY)	30070-A-NY (5-14)	Base Contract	10%	90%

Lincoln Core IncomeSM, built with iShares (NY)	30070ANY 5/03	Base Contract	10%	90%

Core Income Benefit	AR-592 (12/16)	Living Benefit Rider (LBR)	10%	90%
Lincoln Lifetime IncomeSM Advantage 2.0 (Managed Risk)	AR-529 PF (3-13)	Optional LBR	10%	90%
Lincoln Lifetime IncomeSM Advantage 2.0 (Managed Risk)	AR-607	Optional LBR	10%	90%
Lincoln Market Select® Advantage	AR-529 OA (3-13)	Optional LBR	10%	90%
Lincoln Market Select® Advantage	AR-607	Optional LBR	10%	90%
Lincoln Max 6 SelectSM Advantage	AR-600	Optional LBR	10%	90%
i4LIFE® Advantage Guaranteed Income Benefit (Managed Risk)	AR-528 PF (3-13)	Optional LBR	10%	90%
i4LIFE® Advantage Select Guaranteed Income Benefit	AR-528 OA (3-13)	Optional LBR	10%	90%
i4LIFE® Advantage *	I4LA-Q(8-10)	Optional LBR for qualified funds	10%	90%
i4LIFE® Advantage *	I4LA-NQ(8-10)	Optional LBR for non-qualified funds	10%	90%
4LATER® Select Advantage	AR-547 (3-12)	Optional LBR	10%	90%
4LATER® Select Advantage	AR-547 (07/18)	Optional LBR	10%	90%
Guarantee of Principal Death Benefit	32148 9/16	Tiered GOP rider	10%	90%
Guarantee of Principal Death Benefit	32148 5/03	Optional Death Benefit Rider	10%	90%
Enhanced Guaranteed Minimum Death Benefit	32149-NY	Optional Death Benefit Rider	10%	90%
Highest Anniversary Death Benefit	AR-593	Optional Death Benefit Rider	10%	90%
*Contracts with i4LIFE® Advantage are reinsured only if a covered death benefit is also included on the contract.